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                                                                    EXHIBIT 4.01

                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT
                         OF SURETY CAPITAL CORPORATION


          THIS AMENDMENT NO. 1 ("Amendment No. 1") to that certain Rights Agreement of Surety Capital Corporation dated June 17, 1997 by and between Surety Capital Corporation (the "Company") and Securities Transfer Corporation (the "Rights Agent") is made and entered into this 10th day of March, 1998, by and between the Company and the Rights Agent.

          For and in consideration of the covenants, terms and conditions of the Rights Agreement, and the mutual benefits to the Company and the Rights Agent established by this Amendment No. 1, the Company and the Rights Agent agree as follows:

          1. Section 7(b) of the Rights Agreement is hereby deleted in its entirety and the following is substituted in its entirety for such paragraph 7(b):

               "(b) The Purchase Price for each share of Common Stock to be purchased pursuant to the exercise of a Right shall initially be Ten No/100 Dollars ($10.00), shall be subject to adjustment from time to time as provided in SECTIONS 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below."

          2. Exhibit A-1 is hereby amended by deleting it in its entirety and the following is substituted in lieu thereof:

                                  "EXHIBIT A-1

                          [Form of Rights Certificate]

Certificate No. R-                                                 Rights
                                                      -------------

     NOT EXERCISABLE AFTER JUNE 16, 2000 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.0001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID TO THE EXTENT PROVIDED IN AND UNDER THE CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT.

                               Rights Certificate

                           SURETY CAPITAL CORPORATION

This certifies that ______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms,
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provisions and conditions of the Rights Agreement dated as of June 17, 1997 (the
"Rights Agreement") between SURETY CAPITAL CORPORATION (the "Company") and SECURITIES TRANSFER CORPORATION (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Fort Worth, Texas time) on June 16, 2000 at the principal office of the Rights Agent one fully paid, nonassessable share of Common Stock (the "Common Stock") of the Company, at an initial purchase price of $10.00 per share, subject to adjustment as provided in the Rights Agreement (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the appropriate Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the numbers and Purchase Price as of ____________, 19__, based on the Common Stock as constituted at such date.

     As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are also available upon written request to the Company.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent, may be exercised for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised (other than pursuant to SECTION 11(a)(ii) of the Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. If this Rights Certificate shall be exercised in whole or in part pursuant to SECTION 11(a)(ii) of the Rights Agreement, the holder shall be entitled to receive this Rights Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.0001 per Right. Subject to the provisions of the Rights Agreement, the Company, at its option, may elect to mail payment of the redemption price to the registered holder of the Right at the time of redemption, in which event this Certificate may become void without any further action by the Company.

     The Company is not obligated to issue fractional shares of Common Stock upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter

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submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement."

     3. Exhibit B is hereby amended by deleting it in its entirety and the following is substituted in lieu thereof:

                                  "EXHIBIT B

                               SUMMARY OF RIGHTS
                           TO PURCHASE COMMON STOCK
                         OF SURETY CAPITAL CORPORATION

     Pursuant to the Surety Capital Corporation Rights Agreement dated as of June 17, 1997 (the "Rights Agreement"), between Surety Capital Corporation (the "Company") and Securities Transfer Corporation, as Rights Agent, the Company declared a dividend of one right (a "Right") for each outstanding share of common stock, $0.01 par value, of the Company (the "Common Stock") to stockholders of record at the close of business on June 6, 1997 (the "Record Date").

     A SUMMARY OF THE RIGHTS AGREEMENT IS SET FORTH BELOW. HOWEVER, THIS SUMMARY IS PROVIDED FOR CONVENIENCE ONLY, AND DOES NOT PURPORT TO FULLY REPRESENT THE TERMS AND CONDITIONS GOVERNING THE RIGHTS. FOR A FULL DESCRIPTION OF SUCH TERMS AND CONDITIONS, CONSULT THE RIGHTS AGREEMENT.

     Each Right, when exercisable, entitles the registered holder (a) to purchase from the Company one share of Common Stock, at a price of $10.00 per share (the "Purchase Price"), subject to adjustment; (b) to purchase additional shares of Common Stock ("Adjustment Shares") at a rate set forth below; and (c) under certain circumstances to purchase shares of stock of a corporation that merges with or into the Company (the "Merger Right"), as described below. The Rights are not exercisable until the Distribution Date (as defined below).

     The "Distribution Date" is defined as the earlier of (a) the first date of public announcement by the Company or by a person (an "Acquiring Person") who or which shall be the beneficial owner of securities representing fifteen percent (15%) or more of the voting power of all securities of the Company outstanding or such date within ten (10) business days thereafter as shall be determined by the Board of Directors of the Company in its sole discretion (the "Stock Acquisition Date"); or (b) the tenth (10th) day after the date of the commencement of, or first public announcement of the intent of any person (other than the Company, any subsidiary of the Company, or any employee benefit plan of the Company or any of its subsidiaries) to commence (which intention to commence remains in effect for five (5) business days after such announcement), a tender or exchange offer which would result in such person becoming an Acquiring Person, unless such date is extended by the Board of Directors of the Company (provided such extended date shall be no later than the Stock Acquisition Date).

     Once an Acquiring Person becomes such, then any Rights that are or were beneficially owned by the Acquiring Person or any associate or affiliate of such Acquiring Person shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

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     Until the Distribution Date (or earlier redemption or expiration of the
Rights), the following will apply to the Rights:

          (a) Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates together with this Summary of Rights.

          (b) Rights will be transferred with and only with Common Stock certificates, and the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date (with or without this Summary of Rights attached) will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

          (c) New Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference.

     After the Distribution Date, the Rights will separate from the shares of Common Stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

     The Rights will expire on the earliest of (a) June 16, 2000, (b) redemption by the Company as described below, or (c) consummation of a merger transaction with a person or group who acquires Common Stock pursuant to a Permitted Offer (as defined below), and who offers in the merger the same price per share and form of consideration paid in the Permitted Offer.

     A "Permitted Offer" is defined as a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company to be both adequate and otherwise in the best interests of the Company and its stockholders.

     The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (a) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (b) upon the grant to holders of the Common Stock of certain rights, options or warrants to subscribe for Common Stock, certain convertible securities or securities having the same or more favorable rights, privileges and preferences as the Common Stock at less than the current market price of the Common Stock, or (c) upon the distribution to holders of the Common Stock of evidences of indebtedness, cash or assets (excluding regular quarterly cash dividends out of earnings or retained earnings and dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above).

     The right to purchase Adjustment Shares arises at the time any person becomes an Acquiring Person (unless pursuant to a Permitted Offer). At such time, proper provision shall be made so that each holder of a Right (except for the Acquiring Person) will for a 60-day period thereafter have the right to receive upon exercise of each Right at the Purchase Price, that number of shares of Common Stock equal to the result obtained by dividing the Purchase Price by fifty percent (50%) of the then current market price of the Common Stock. If there is an insufficient number of shares of Common Stock available, then the holder of a Right shall receive (after all authorized and unreserved shares of Common Stock have been issued) a common stock equivalent (such as preferred stock or another equity

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security with at least the same economic value as the Common Stock) or such number of shares of Common Stock or common stock equivalents as the Board of Directors of the Company shall determine to be available on a pro rata basis. However, in the event that the Merger Right arises (as described below), the right to purchase Adjustment Shares shall become void.

     The Merger Right arises in the event that, after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, the Company, or any subsidiary of the Company, is acquired in a merger or other business combination transaction in which the Common Stock is exchanged or changed, or fifty percent (50%) or more of the Company's assets or earning power are sold. At such time, each holder of a Right (except for the Acquiring Person) shall thereafter have the right to receive, upon the exercise of the Right at the Purchase Price, that number of shares of common stock of the surviving or acquiring company equal to the result obtained by dividing the Purchase Price by fifty percent (50%) of the then current market price of the common stock of the surviving or acquiring company.

     With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent (1%) in such Purchase Price. No fractions of shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

     At any time prior to the earlier to occur of (a) ten (10) business days after the time any person becomes an Acquiring Person or (b) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right (the "Redemption Price") which redemption shall be effective upon the action of the Board of Directors. Additionally, the Company may thereafter redeem the then outstanding Rights in whole, but not in part, at the Redemption Price (i) provided that such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person or any person who was an Acquiring Person, or (ii) following an event giving rise to, and the expiration of the exercise period for, the right to purchase Adjustment Shares if and for as long as an Acquiring Person ceases to beneficially own securities representing fifteen percent (15%) or more of the voting power of the Company's voting securities and at the time of redemption there are no other persons who are Acquiring Persons. The redemption of Rights described in the preceding sentence shall be effective only as of such time when the right to purchase Adjustment Shares is not exercisable, and in any event, only after ten (10) business days prior notice.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A COPY OF THE RIGHTS AGREEMENT IS AVAILABLE FREE OF CHARGE FROM THE COMPANY. THIS SUMMARY DESCRIPTION OF THE RIGHTS DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RIGHTS AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE."

     4. Except as specifically amended by this Amendment No. 1, the Rights Agreement by and between the Company and the Rights Agent shall remain in full force and effect.

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     Executed in counterparts as of the date first above written.

Attest:                                 SURETY CAPITAL CORPORATION



 /s/ B. J. Curley                       By: /s/ Bobby W. Hackler
-----------------------------               -----------------------------
Name:   B. J. Curley                    Name:   Bobby W. Hackler
Title:  Secretary                       Title:  Vice Chairman and Chief
                                                Operating Officer

Attest:                                 SECURITIES TRANSFER CORPORATION



 /s/                                    By: /s/ Kevin Halter, Jr.
-----------------------------              ------------------------------
Name:                                   Name:   Kevin Halter, Jr.
Title:                                  Title:  President


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